Exhibit 4.1
SECURITIES PURCHASE AGREEMENT
          SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 1, 2006, by and among Akorn, Inc., a Louisiana corporation with headquarters located at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 (the “Company”), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).
WHEREAS:
          A. The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act.
          B. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the Common Stock, no par value per share, of the Company (the “Common Stock”), set forth opposite such Investor’s name in column two (2) on the Schedule of Investors in Exhibit A (which aggregate amount for all Investors together shall be 4,311,669 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”) and (ii) a warrant to acquire up to that number of additional shares of Common Stock set forth opposite such Investor’s name in column three (3) on the Schedule of Investors (the “Warrants”), in substantially the form attached hereto as Exhibit F (as exercised, collectively, the “Warrant Shares”)
          C. The Common Shares, the Warrants and the Warrant Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities”.
          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
          “Advice” has the meaning set forth in Section 6.5.
          “Agent” has the meaning set forth in Section 3.1(j).
          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

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          “AMEX” means the American Stock Exchange.
          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Buffalo Grove, Illinois are authorized or required by law to remain closed.
          “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
          “Closing Date” means the date and time of the Closing and shall be 5:00 p.m., New York City Time, on such date as is mutually agreed to by the Company and each Investor after satisfaction of the conditions to Closing set forth in Article V.
          “Commission” means the Securities and Exchange Commission.
          “Common Shares” means an aggregate of 4,311,669 shares of Common Stock, which are being issued and sold by the Company to the Investors at the Closing.
          “Common Stock” means the common stock of the Company, no par value per share.
          “Company Counsel” means each of Luce, Forward, Hamilton & Scripps LLP and Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., counsel to the Company.
          “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.
          “Current Securities Laws” means the rules and regulations, existing on the date hereof, of the 1933 Act and the Exchange Act, in each case as are set forth in currently disseminated interpretations by the Commission in writing, through rules, regulations, releases, no-action letters or published telephone interpretations.
          “Disposition” has the meaning set forth in Section 3.2(h).
          “DWAC Fees” means fees payable to the Transfer Agent’s Deposit Withdrawal Agent for the electronic transmission of shares of Common Stock by crediting the account of an Investor’s broker with Depository Trust Company Fast Automated Securities Transfer through the Transfer Agent’s Deposit Withdrawal Agent Commission system.
          “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.
          “Effectiveness Period” has the meaning set forth in Section 6.1(b).
          “Eligible Market” means any of the New York Stock Exchange, AMEX, the NASDAQ National Market or the NASDAQ Capital Market.
          “Event” has the meaning set forth in Section 6.1(d).

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          “Event Payments” has the meaning set forth in Section 6.1(d).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Excluded Events” has the meaning set forth in Section 6.1(d).
          “8-K Filing” has the meaning set forth in Section 4.5.
          “Filing Date” means the day 45 after the Closing Date.
          “Holders of Existing Rights” shall mean The John N. Kapoor Trust dated 9/20/89, AEG Partners, LLC, current and former holders of the Series B Preferred Stock, former holders of the Series A Preferred Stock, current and former holders of warrants issued in connection with the Series B Preferred Stock, and current and former holders of warrants issued in connection with the Series A Preferred Stock.
          “Indemnified Party” has the meaning set forth in Section 6.4(c).
          “Indemnifying Party” has the meaning set forth in Section 6.4(c).
          “Intellectual Property Rights” has the meaning set forth in Section 3.1(r).
          “Knowledge of the Company”, “to the knowledge of the Company”, “to the Company’s knowledge” or any phrase of similar import shall be deemed to mean only to the actual knowledge, without investigation or inquiry, of either of Arthur S. Przybyl, the Chief Executive Officer of the Company, or Jeffrey A. Whitnell, the Chief Financial Officer of the Company.
          “LaSalle Bank” means LaSalle Bank, National Association.
          “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, except for any Permitted Liens.
          “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.
          “Material Adverse Effect” has the meaning set forth in Section 3.1(b).
          “Material Permits” has the meaning set forth in Section 3.1(t).
          “NASD” has the meaning set forth in Section 3.2(k).
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
          “Permitted Liens” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction disclosed in or contemplated by the SEC Reports, and any purchase money security interests and any Liens (i) in favor of LaSalle Bank or incurred in connection with the Senior Credit Agreement or the transactions associated therewith, and (ii) in

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favor of Standard Mortgage Investors, LLC or incurred in connection with the Company’s mortgage agreement with Standard Mortgage Investors, LLC.
          “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.
          “Plan of Distribution” shall mean the Plan of Distribution attached hereto as Exhibit D, which shall be contained in the Registration Statement.
          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).
          “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Registrable Securities” means any Common Stock (including Warrant Shares) issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission, and (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
          “Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
          “Required Effectiveness Date” means the day 105 after the Closing Date.
          “Required Senior Lenders” shall mean “Required Lenders” as such term is defined in the Senior Credit Agreement.
          “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “SEC Reports” has the meaning set forth in Section 3.1(f).

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          “Securities” means the Common Shares, Warrants and Warrant Shares.
          “Senior Credit Agreement” shall mean that certain Credit Agreement dated as of October 7, 2003 by and among the Company, Akorn (New Jersey), Inc., the financial institutions from time to time party thereto, as lenders, and LaSalle Bank, as administrative agent, as such Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time.
          “Series A Preferred Stock” means the Company’s Series A 6% Participating Convertible Preferred Stock
          “Series B Preferred Stock” means the Company’s Series B 6% Participating Convertible Preferred Stock
          “Shares” means shares of the Company’s Common Stock.
          “Subsidiary” means any Person in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).
          “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the NASDAQ National Market (or any successor thereto), or (c) if trading ceases to occur on the NASDAQ National Market (or any successor thereto), any Business Day.
          “Trading Market” means AMEX or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
          “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Warrants and the Transfer Agent Instructions.
          “Transfer Agent” means Computershare Investor Services LLC, or any successor transfer agent for the Company.
          “Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit E, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.
          “Warrants” has the meaning set forth in the Preamble.
          “Warrant Shares” has the meaning set forth in the Preamble.

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ARTICLE II
PURCHASE AND SALE
     2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Common Shares and Warrants set forth opposite such Investor’s name on Exhibit A hereto under the headings “Common Shares” and “Warrants”. The date and time of the Closing and shall be 5:00 p.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of Luce, Forward, Hamilton & Scripps LLP.
          The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby, provided that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement (provided, that such rights may be modified, amended or waived in accordance with this Agreement), and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
     2.2 Closing Deliveries.
          (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:
               (i) one or more stock certificates (or facsimile copies thereof), free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Company Shares equal to the number of Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Common Shares,” registered in the name of such Investor;
               (ii) a Warrant, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares set forth opposite such Investor’s name on Exhibit A hereto under the heading “Warrant Shares”;
               (iii) a legal opinion of each Company Counsel, substantially in the forms attached hereto as Exhibit C, executed by such counsel and delivered to the Investors; and
               (iv) duly executed Transfer Agent Instructions acknowledged by the Company’s transfer agent.
          (b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by

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wire transfer to an account designated in writing to such Investor by the Company for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:
          (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in the SEC Reports. All of the capital stock or comparable equity interests of each Subsidiary owned directly or indirectly by the Company are free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.
          (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) materially and adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) materially and adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).
          (c) Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been (or upon delivery will be) duly authorized by all necessary action on the part of the Company and no further consent or action is, or will be, required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the

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effect of rules of law governing the availability of specific performance, injunctive relief and other equitable remedies.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right (A) could not reasonably be expected to have a Material Adverse Effect or (B) is waived pre-Closing, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect. The Securities (including the Warrant Shares) are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon exercise of the Warrants.
          (e) Capitalization. The capitalization of the Company as of September 30, 2005, is as set forth in the most recent applicable SEC Report, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee and director benefit plans disclosed in the SEC Reports, or (ii) outstanding warrants, options or other securities disclosed in the SEC Reports. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and are not subject to any enforceable preemptive rights or similar rights to subscribe for or purchase securities granted by law. Without limiting the foregoing, except as set forth in the SEC Reports, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Common Shares, the Warrants or the Warrant Shares or the issuance and sale thereof. Upon delivery, no further approval or authorization of any stockholder, the Board of Directors of the Company or others will be required for the issuance and sale of the Common Shares, the Warrants and the Warrant Shares, including under Trading Market rules. Except as disclosed in the SEC Reports, or in filings with the SEC under Sections 13 or 16 of the Exchange Act with respect to ownership of Company securities, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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          (f) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act and the 1933 Act, whether or not required) being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the reports required to be filed by the Company under the Exchange Act for the twenty-four months preceding the date hereof comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Except as disclosed in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting or the identity of its auditors, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.
          (g) Absence of Litigation. Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.
          (h) Compliance. Neither the Company nor any Subsidiary, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or

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credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, which default has not been waived in writing, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any law, statute, rule or regulation of any governmental authority.
          (i) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.
          (j) No General Solicitation; Placement Agent’s Fees. Neither the Company, nor, to the Company’s knowledge, any of its affiliates, nor any Person acting on its or, to the Company’s knowledge, on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by, or on behalf of, any Investor or its agents or investment advisors) relating to or arising out of the issuance of the Securities pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees (other than for persons engaged by, or on behalf of, any Investor or its agents or investment advisors) arising out of the issuance of the Securities pursuant to this Agreement. The Company acknowledges that is has engaged Banc of America Securities LLC as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.
          (k) Private Placement. Neither the Company nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.
          (l) Form S-3 Eligibility. The Company is eligible to register the Common Shares and the Warrant Shares for resale by the Investors using Form S-3 promulgated under the Securities Act.

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          (m) Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements.
          (n) Registration Rights. Except as disclosed in or contemplated by the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.
          (o) Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.
          (p) Disclosure. The Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the issuance of Securities, as contemplated by this Agreement). The Company understands and confirms that each of the Investors will rely on the foregoing representations, the SEC Reports and other information, if any, produced by the Investors investigation of the Company in effecting transactions in securities of the Company. All disclosure provided by the Company to the Investors in this Agreement regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.
          (q) Acknowledgment Regarding Investors’ Purchase of Securities. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the

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transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
          (r) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have does not have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that any of such Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. All such Intellectual Property Rights are enforceable and, to the Company’s knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights.
          (s) Insurance. The Company and the Subsidiaries are insured against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. To the Company’s knowledge, neither the Company nor any Subsidiary has been notified that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
          (t) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits does not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.
          (u) Internal Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability. The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the periods since December 31, 2003 in which the Company’s filings under the Exchange Act have been prepared; (b) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Company’s filings under the Exchange Act their conclusions about the effectiveness of the disclosure controls and

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procedures, as of the end of the periods covered by such filings since December 31, 2003 under the Exchange Act based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting, and no significant deficiencies or material weaknesses in internal controls over financial reporting have been identified.
          (v) Sarbanes-Oxley Act. To the Company’s knowledge, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.
     3.2 Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:
          (a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the purchase by such Investor of the Securities hereunder, has been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance, injunctive relief and other equitable remedies.
          (b) No Public Sale or Distribution; Investment Intent. Such Investor understands that none of the Securities have been registered under the Securities Act by reason of a claimed exemption under the provisions of the 1933 Act which depends, in part, on the Investor’s intent in connection therewith. Such Investor represents that it is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that, except as set forth in Sections 3.2(h) and 4.8, by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

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          (c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.
          (d) Experience of such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.
          (e) Access to Information. Such Investor acknowledges that it has been provided and has carefully reviewed the Company’s SEC Reports, including without limitation the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the additional risk factors specific to the Securities, the Common Stock, and all other information regarding the Company which such Investor has requested or desired to know and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information (other than material non-public information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth and accuracy of the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents.
          (f) No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (g) No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby and thereby do not, and will not, (i) result in a violation of the certificate or articles of incorporation, Bylaws or other organizational or charter documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of (with or without notice, lapse of time or both), any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree or other restriction of any court or government

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authority (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.
          (h) Illegal Transactions. Neither the Investor nor any person acting on its behalf or at its direction has engaged in any purchase or sale of Common Stock (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act) during the 5 Trading Days immediately preceding the date of this Agreement.
          (i) No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Securities, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agent. Such Investor further acknowledges that Company Counsel has acted solely as legal counsel to the Company in connection with the transactions contemplated by this Agreement and that Company Counsel has not acted as counsel for such Investor in connection therewith.
          (j) Private Placement. Such Investor represents that (i) such Investor was contacted regarding the sale of the Securities by the Agent (or an authorized agent or representative thereof) with whom such Investor had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith such Investor did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (B) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.
          (k) No Broker; Agent. Except as otherwise specifically set forth in such Investor’s Registration Statement Questionnaire, such Investor represents and warrants that such Investor is not (a) a broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. (“NASD”), (b) a controlling stockholder of an NASD member, or (c) a person associated with a member of the NASD; provided, however, that any exception to the foregoing set forth in such Investor’s Registration Statement Questionnaire shall be appropriately disclosed in the Plan of Distribution. Such Investor acknowledges that (a) the Company has engaged, consented to and authorized the Agent in connection with the transactions contemplated by this Agreement, and (b) the Company shall pay the Agent a commission and reimburse the Agent’s expenses. Such Investor represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Such Investor shall indemnify and hold harmless the Company from and

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against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Investor hereunder.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. The Investors further expressly agree that any sale by the Investor of Common Shares and Warrant Shares pursuant to the Registration Statement shall be sold in a manner described under the Plan of Distribution, and, if then required to do so, the Investor will deliver a copy of the Prospectus contained in the Registration Statement to the purchaser or purchasers, directly or through the Investor’s broker, in connection with such sale, in each case in compliance with the requirements of the 1933 Act and Exchange Act applicable to such sale. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144(k) except as otherwise set forth herein, the Company requires the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.
          (b) The Investors agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing Securities:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.
Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) after a transfer pursuant to a Registration Statement that is effective under the Securities Act covering the resale of such Securities, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144(k), (iv) if such legend is not required under applicable requirements of the Securities Act (including controlling

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judicial interpretations and pronouncements issued by the Staff of the Commission) in an opinion of (x) Company Counsel, or (y) counsel to an Investor, the form and substance of which opinion shall be reasonably satisfactory to the Company, or (v) as otherwise set forth in Section 4.1(c) below. The Company shall cause its counsel to issue the written confirmation included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date.
          (c) On the basis of, and subject to, compliance by each Investor with the covenants set forth in Section 4.1(a) above and elsewhere in this Agreement, upon the Effective Date, the Company shall as soon as practicable (but not later than three Trading Days) after surrender of legended certificates by each investor to the Company and notice of such surrender has been provided by such investor pursuant to Section 7.4 below cause certificates evidencing Common Shares and Warrant Shares previously issued to such Investor to be replaced with certificates which do not bear the restrictive legends specified above in Section 4.1(b), and all Common Shares and Warrant Shares subsequently issued shall not bear the restrictive legend specified above in Section 4.1(b). Each Investor acknowledges that the removal of the restrictive legends from certificates representing Common Shares and Warrant Shares is predicated upon the Company’s reliance on the Investor’s compliance with its covenants in Section 4.1(a) above and elsewhere in this Agreement. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1, except for stop orders provided for in Section 6.5 below. Notwithstanding the foregoing, the Company shall have no obligation to cause certificates evidencing Common Shares and Warrant Shares to be issued without, or replaced with certificates which do not bear, the restrictive legends as set forth in this Section 4.1(c) during any period that disposition of Registrable Securities is to be discontinued pursuant to Section 6.5 below.
     4.2 Furnishing of Information. As long as any Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
     4.3 Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.
     4.4 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.
     4.5 Securities Laws Disclosure; Publicity. The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a

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press release acceptable to the Investors disclosing all material terms of the transactions contemplated hereby (the “Press Release”). On the Closing Date, or earlier if required to comply with applicable securities laws, including the requirements of Form 8-K, and the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrants, in the form required by the Exchange Act. Thereafter, the Company shall timely (or pursuant to a valid extension of such time of filing) file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing. Except with respect to the 8-K Filing and the Press Release referenced above (a copy of which will be provided to the Investors for their review as early as practicable prior to its filing), the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Investors for their review. The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. The Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor. Notwithstanding the foregoing, the Company may make any securities filings regarding the transactions contemplated hereby, including the names of the Investors, to the extent the Company reasonably believes the same to be prudent in connection with its disclosure obligations, its past practices and as otherwise required by law or any securities exchange upon which the Company’s securities may be listed. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced Press Release without the express written consent of such Investor.
     4.6 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes. The Company also may use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in technologies, products or services that complement its business, although the Company has no present plans or commitments and is not currently engaged in any material negotiations with respect to these types of transactions. Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.
     4.7 Certain Existing Rights. The Investors hereby acknowledge that the Company has previously granted certain rights to the Holders of Existing Rights, including, among other rights, registration rights, rights to acquire Common Stock and rights to receive dividends (in cash or Common Stock), as disclosed in the SEC Reports. The Investors hereby agree that, notwithstanding any other representations, warranties, covenants or agreements set forth in the Transaction Documents, none of the existing rights of any of the Holders of Existing Rights shall

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breach, negate or conflict with any of the representations, warranties, covenants or agreements set forth in the Transaction Documents. The Investors further agree that the Company, in its sole discretion, has the right to renegotiate, settle, payoff or retire any of the existing rights or obligations to the Holders of Existing Rights and that such actions shall not breach, negate or conflict with any of the representations, warranties, covenants or agreements set forth in the Transaction Documents.
     4.8 Market Stand-Off. Such Investor agrees that from the time such Investor was first contacted by the Agent regarding the transactions contemplated hereby, until the issuance of the Press Release pursuant to Section 4.5 above, such Investor has not and shall not, directly or indirectly, through related parties or otherwise, sell or purchase or otherwise deal in or with any equity security of the Company.
     4.9 Prohibited Transactions. The Investors will not use any of the Shares acquired pursuant to this Agreement, or the Warrant Shares acquired pursuant to the Warrant, to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable Current Securities Laws. The Investor will comply with all applicable Current Securities Laws in the holding and sale of the Securities.
ARTICLE V
CONDITIONS
     5.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:
          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and
          (b) Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.
          (c) LaSalle Bank Waiver and Consent. The Company shall have received a waiver and consent from LaSalle Bank to this Agreement and the transactions contemplated hereby.
          (d) Additional Listing Application. The Registrable Securities shall have been approved for listing on AMEX.
     5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

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          (a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date; and
          (b) Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.
          (c) LaSalle Bank Waiver and Consent. The Company shall have received a waiver and consent from LaSalle Bank to this Agreement and the transactions contemplated hereby.
          (d) Additional Listing Application. The Registrable Securities shall have been approved for listing on AMEX.
ARTICLE VI
REGISTRATION RIGHTS
     6.1 Shelf Registration.
          (a) As promptly as possible, and in any event on or prior to the Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act and as consented to by the Investors) and shall contain (except if otherwise directed by the Investors or the Commission) the Plan of Distribution.
          (b) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) (the “Effectiveness Period”).
          (c) The Company shall notify the Investors in writing promptly (and in any event within three Business Days) after receiving notification from the Commission that the Registration Statement has been declared effective.
          (d) Should an Event (as defined below) occur, then on every monthly anniversary thereof until the applicable Event is cured and on the date of such cure, as total and complete relief for the damages suffered therefrom by the Investors (which remedy shall be the exclusive remedy available under this Agreement, at law or in equity), the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to $0.045 per Common Share then owned. The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments”. Any Event Payments payable

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pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1% per month (prorated for partial months) until paid in full. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month. In no event shall the Company be obligated to pay aggregate Event Payments in an amount greater than the dollar amount equal to Ten percent of total purchase price. For avoidance of doubt, the parties hereto agree that the Event Payments set forth in this Section 6.1(d) relate solely to the Common Shares to be issued under this Agreement and not to the Warrants or Warrant Shares issuable hereunder, for which there will be no damages under this Section 6.1(d).
          For such purposes, each of the following shall constitute an “Event”:
               (i) the Registration Statement, insofar as it required to cover Common Shares, is not filed on or prior to the Filing Date or is not declared effective on or prior to the Required Effectiveness Date; provided, however, that the Company shall have no liability hereunder for a failure to meet the deadlines set forth herein caused by a delay resulting from the actions or inactions of the Investors;
               (ii) except (A) as provided for in Section 6.1(e), (B) if the Company is involved in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (C) a merger or consolidation of the Company or a sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests of the surviving entity or acquirer (clauses (B) and (C), collectively, the “Excluded Events”), the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of five Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period so long as any of the Investors hold any Common Shares; or
               (iii) after the Registration Statement is filed with and declared effective by the Commission and prior to the expiration of the Effectiveness Period so long as any of the Investors hold any Common Shares, such Registration Statement ceases to be effective for 20 Trading Days in a 365 day period without being succeeded within 15 trading days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission.
          Notwithstanding the foregoing, the Company and each Investor hereby acknowledge that (i) the Investor’s right to receive Event Payments in cash is subordinate to the Company’s obligations under the Senior Credit Agreement as in effect on the date hereof, (ii) the Company cannot make any Event Payments in cash to the Investors pursuant to this Section 6.1(d) without (x) the prior written consent of the Required Senior Lenders or (y) unless the Company’s obligations under the Senior Credit Agreement are satisfied.
          (e) Notwithstanding anything in this Agreement to the contrary, after 60 consecutive Trading Days of continuous effectiveness of the initial Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the

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Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time and (B) it is in the best interests of the Company to defer proceeding with such registration at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor has received copies of a supplemented or amended Prospectus or until such Investor is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 6(e) may be exercised for a period of no more than 20 days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 6(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.
          (f) The Company shall not, from the date hereof until the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.
     6.2 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Investors copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Investors. The Company shall reflect in each such document when so filed with the Commission such comments as the Investors may reasonably propose. Notwithstanding any other provision of this Agreement, the Company will have no obligation to deliver or make available to any Investor any Registration Statement or Prospectus containing any material, nonpublic information unless such Investor specifically consents in advance to receive such material, nonpublic information in writing and such Investor has executed an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.
          (b) (i) Subject to Section 6.1(e), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the

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Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 15 Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investors true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) Notify the Investors as promptly as reasonably possible, and (if requested by the Investors confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (v) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (d) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.
          (e) If requested by an Investor, provide such Investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.
          (f) Subject to the limitations set forth in Section 6.2(a), promptly deliver to each Investor, without charge, a reasonable number of copies of the Prospectus or Prospectuses

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(including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.
          (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Investors evidence of such listing; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.
          (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
          (i) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.
          (j) Upon the occurrence of any event described in Section 6.2(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (k) Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or

24

make available to any Investor material, nonpublic information unless such Investor specifically requests in advance to receive material, nonpublic information in writing and such Investor has executed an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information.
          (l) Comply with all rules and regulations of the Commission applicable to the registration of the Registrable Securities.
     6.3 Expenses.
          (a) Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and up to an aggregate of $5,000 for fees and disbursements of counsel to the Investors, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.
          (b) Selling Expenses. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the aggregate fees and expenses of legal counsel for all Investors relating to the sale of securities registered by or on behalf of Investors shall be borne by such Investors pro rata on the basis of the number of securities so registered.
     6.4 Indemnification.
          (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities, or (B) in the case of an occurrence of

25

an event of the type specified in Section 6.2(c)(iii)-(v), the use by such Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor of the Advice contemplated in Section 6.5. The Company shall notify the Investors promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not be liable to an Investor under this Section 6.4(a) to the extent that Losses giving rise to an indemnification obligation hereunder are the result of fraud committed by such Investor.
          (b) Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by such Investor to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 6.2(c)(iii)-(v), the use by such Investor of an outdated or defective Prospectus after the Company has notified such Investor in writing that the Prospectus is outdated or defective and prior to the receipt by such Investor of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation, except in the event of fraud by such Investor and such fraud gave rise in whole or in part to such Losses. Notwithstanding the foregoing, no Investor shall be liable under this Section 6.4(b) to the extent that Losses giving rise to such indemnification obligation are the result of fraud committed by the Company.
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof.

26

          An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding after prompt notice of such proceeding pursuant to the preceding paragraph; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to immediately exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority (calculated by reference to the amount originally invested by each Investor) of the Indemnified Parties if the Company is the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
          All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party (i) shall have no obligation to pay such expenses should the Indemnified Party fail to provide prompt notice of a claim for indemnification under this Section and (ii) may require an Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge,

27

access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the event of fraud by such Investor and such fraud gave rise in whole or in part to such Losses. In addition, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     6.5 Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(iii), (iv) or (v), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
     6.6 No Piggyback on Registrations. Except as disclosed in or contemplated by the SEC Reports, neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.
     6.7 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the

28

Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor written notice of such determination and if, within ten days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered.
     6.8 No Restraint on Registration. The Investors shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this Agreement as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement
ARTICLE VII
MISCELLANEOUS
     7.1 Termination. This Agreement may be terminated by the (i) Company, (ii) any Investor (but only with regards to such Investor), or (iii) a majority (calculated by reference to the amount to be invested by each Investor) of the Investors, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of the Company’s receipt of the final notice of the approval or disapproval by AMEX of the listing of the Registrable Securities pursuant to the Company’s additional listing application filed pursuant to Section 6.2(g) above.
     7.2 Fees and Expenses. At the Closing, the Company shall pay to the Investors an aggregate of $75,000 for legal fees and expenses incurred by the Investors in connection with their due diligence and the preparation and negotiation of the Transaction Documents. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, DWAC Fees (provided the Transfer Agent is participating in the Depository Trust Company Fast Automated Securities Transfer program), stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities.
     7.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
     7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City

29

time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.
     7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates.
     7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Investors and the assignor shall remain liable for the continued performance of all its obligations under this Agreement. Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.
     7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Sections directly against the parties with obligations thereunder.
     7.9 Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF LOUISIANA SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND

30

INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.
     7.10 Survival. The representations and warranties contained herein shall survive the Closing for a period of one (1) year. All covenants in this Agreement shall survive the Closing indefinitely (or for such shorter period as may be expressly set forth herein).
     7.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     7.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided (including any applicable cure period), then, prior

31

to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to such Seller, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
     7.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith, including a customary and reasonable bond, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.
     7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.
     7.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof (except for dividends which accrue on the Company’s Series B Preferred Stock in accordance with the Company’s Restated Articles of Incorporation), each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.
     7.17 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption

32

that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
[SIGNATURE PAGES TO FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AKORN, INC.

By:

Name: Jeffrey A. Whitnell
Title: Chief Financial Officer

Address for Notice:
2500 Millbrook Drive
Buffalo Grove, Illinois 60089

Facsimile No.: (847) 279-6151
Telephone No.: (847) 279-6123
Attn: Chief Financial Officer

With a copy to: Luce, Forward, Hamilton & Scripps LLP
Facsimile: (619) 645-5339
Telephone: (619) 699-2526
Attn: Kurt L. Kicklighter, Esq

Investor Signature Page
By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of March 1, 2006 (the “Purchase Agreement”) by and among Akorn, Inc. and the Investors (as defined therein), as to the number of shares of Common Stock and Warrants set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

Name of Investor:

By:

Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Number of Shares:

Number of Warrants:

Aggregate Purchase Price: $

Exhibits:

A	Schedule of Investors
B	Instruction Sheet For Investors
C	Opinion of Company Corporate Counsel
D	Plan of Distribution
E	Company Transfer Agent Instructions
F	Form of Warrant

Exhibit A
Schedule of Investors

Investor	Common Shares	Warrants	Purchase Price
Atlas Master Fund, Ltd.	67,892	23,762	$305,514.00

Visium Balanced Fund, LP	140,257	49,090	$631,156.50

Visium Long Bias Offshore Fund, LTD	115,418	40,396	$519,381.00

Visium Long Bias Fund, LP	21,452	7,508	$96,534.00

Visium Balanced Offshore Fund, LTD	154,981	54,244	$697,414.50

Capital Ventures International	225,000	78,750	$1,012,500.00

Jennison Health Sciences Fund	975,000	341,250	$4,387,500.00

Pacific Select Fund, Health Sciences Portfolio	145,000	50,750	$652,500.00

LB I Group Inc.	666,667	233,334	$3,000,001.50

Merlin Biomed Round Table Fund, LP	11,000	3,850	$49,500.00

Merlin Biomed II, LP	45,000	15,750	$202,500.00

Merlin Biomed, LP	155,000	54,250	$697,500.00

Merlin Biomed International Limited	189,000	66,150	$850,500.00

Nite Capital, L.P.	222,223	77,779	$1,000,003.50

Investor	Common Shares	Warrants	Purchase Price
UBS O’Connor LLC	222,223	77,779	$1,000,003.50
FBO O’Connor PIPES Corporate Strategies Master Ltd.

H&Q Healthcare Investors	577,778	202,223	$2,600,001.00

H&Q Life Sciences Investors	311,111	108,889	$1,399,999.50

Broadfin Healthcare Fund, LP	66,667	23,334	$300,001.50

TOTAL	4,311,669	1,509,088	$19,402,510.50

Exhibit B
INSTRUCTION SHEET FOR INVESTOR
(to be read in conjunction with the entire Securities Purchase Agreement)
A. Complete the following items in the Securities Purchase Agreement:
1.	Complete and execute the Investor Signature Page. The Agreement must be executed by an individual authorized to bind the Investor.
2.	Exhibit B-1 — Stock Certificate Questionnaire:
Provide the information requested by the Stock Certificate Questionnaire;
3.	Exhibit B-2 — Registration Statement Questionnaire:
Provide the information requested by the Registration Statement Questionnaire.
4.	Exhibit B-3 — Investor Certificate:
Provide the information requested by the Certificate for Corporate, Partnership, Trust, Foundation and Joint Investors (B-3).
5.	Return, via facsimile, the signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-3, to:
Luce, Forward, Hamilton & Scripps LLP
Del Mar Gateway
11988 El Camino Real, Suite 200
San Diego, CA 92130-2592
Facsimile: (858) 523-4309
Telephone: (858) 720-6334
Attn: Jason A. Femrite
6.	After completing instruction number five (5) above, deliver the original signed Securities Purchase Agreement including the properly completed Exhibits B-1 through B-3 to:
Luce, Forward, Hamilton & Scripps LLP
Del Mar Gateway
11988 El Camino Real, Suite 200
San Diego, CA 92130-2592
Facsimile: (858) 523-4309
Telephone: (858) 720-6334
Attn: Jason A. Femrite

B. Instructions regarding the transfer of funds for the purchase of Shares and Warrants will be telecopied to the Investor by the Company at a later date.
C. Upon the resale of any Shares by the Investor after the Registration Statement covering any Shares is effective, as described in the Purchase Agreement, the Investor:
(i)	must deliver a current prospectus, and annual and quarterly reports of the Company to the buyer (prospectuses, and annual and quarterly reports may be obtained from the Company at the Investor’s request); and

(ii)	must send a letter in the form of Exhibit D to the Company and the Company’s transfer agent so that the Shares may be properly transferred.

Exhibit B-1
AKORN, INC.
STOCK CERTIFICATE QUESTIONNAIRE
               Please provide us with the following information:

1. The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:

2. The relationship between the Investor of the Securities and the Registered Holder listed in response to item 1 above:

3. The mailing address, telephone and telecopy number of the Registered Holder listed in response to item 1 above:

4. The Tax Identification Number of the Registered Holder listed in response to item 1 above:

Exhibit B-2
AKORN, INC.
REGISTRATION STATEMENT QUESTIONNAIRE
          The attached questionnaire requests information to be used to prepare a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission in connection with a proposed public offering of common stock of Akorn, Inc. (the “Company”). The questionnaire is being distributed to each person who holds or has rights to securities being registered pursuant to the Registration Statement.
          The italicized terms in the questionnaire are defined in the Appendix to the questionnaire. These definitions are important in assisting you to complete the questionnaire properly.
          Due to the compressed timeline required to file the Registration Statement, to be named as a selling securityholder in the prospectus, beneficial owners shall complete and deliver the questionnaire by no later than March 3, 2006. Beneficial owners that do not complete the questionnaire and deliver it to the Company by such date may be delayed in being named as selling securityholders in the prospectus and may not be permitted to sell any registrable securities pursuant to the Registration Statement until they are named as selling securityholder.
          The information you supply in response to the questionnaire will be used to assure that certain data to be included in the Registration Statement will be correct. Please exercise great care in completing the questionnaire. Under certain circumstances, selling security holders are subject to personal liability if the Registration Statement misrepresents a material fact or omits a material fact. Your best defense, if the Registration Statement is defective, is that you exercised due diligence as to the accuracy of the Registration Statement. Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus.
          All questions should be answered. If the answer to any question is “0” or “no” or “none,” please so state. Should you fail to provide any answer, we will assume such answer is negative. Unless a question otherwise states, answers should be given as of the date you complete the questionnaire.

QUESTIONNAIRE
          The undersigned beneficial owner (the “Selling Securityholder” or “you”) of registrable securities hereby gives notice to the Company of its intention to sell or otherwise dispose of registrable securities beneficially owned by it and listed below in Question 3 pursuant to the Registration Statement.
          If the Selling Securityholder transfers all or any portion of the registrable securities listed in Question 3 after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the Company at the time of the transfer.
          If the Selling Securityholder receives any information from the Company regarding the Registration Statement or the related prospectus, including copies and drafts thereof, the Selling Securityholder acknowledges that such material may contain material non-public information. The Selling Securityholder understands that the Company shall request the Selling Securityholder’s prior written consent to provide such information, including copies and drafts of the Registration Statement and the related prospectus, and that the Company shall be under no obligation to provide such information to the Selling Securityholder unless such Selling Securityholder agrees to (i) receive such information and (ii) refrain from trading in any Company security for so long as such information remains material, nonpublic information. The Selling Securityholder accepts that, should the Selling Securityholder agree to receive such information, Selling Securityholder waives any obligations, representations or covenants of the Company which would prevent it, or any of its respective officers, directors, employees and agents, from providing Selling Securityholder with any material, nonpublic information regarding the Company.
          The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	(a) Full name of the Selling Securityholder exactly as it should appear in the Registration Statement:

(b)	Full legal name of registered holder (if not the same as (a) above) through which registrable securities listed in Question 3 below are held:

2.	Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial ownership of registrable securities [Source: Form S-3 Item 7; Reg. S-K Item 507]:

	(a)	Type and principal amount of registrable securities beneficially owned:

4.	(a)Identify the person or persons (a person may be an entity) who has voting and/or investment control over the Selling Securityholder. In this context, a person who has “voting control” includes a person who has or shares the power to vote, or direct the voting of, securities issued by the Selling Securityholder. A person who has “investment control” includes a person who has or shares the power to dispose, or direct the disposition of, securities issued by the Selling Securityholder. In some cases, the appropriate response may be that no person has voting and/or investment control over the Selling Securityholder, in which case, please respond to (c) below.

	(b)	If the person identified above does not file periodic reports with the SEC, identify the natural person with voting and/or investment control over such person identified above.

	(c)	If there is no person or persons (a person may be an entity) who has voting and/or investment control over the Selling Securityholder, indicate whether there is a committee or board of directors that holds the voting and/or investment control over the Selling Securityholder, and name the natural persons that comprise such committee or board.

5.	(a) Is the Selling Securityholder a registered broker-dealer?

Yes No

(b) Is the Selling Securityholder directly or indirectly an affiliate or associate of any member firm of the National Association of Securities Dealers, Inc. (the “NASD”)?

Yes No

If “Yes,” identify the affiliated registered broker-dealer.

(c)	Have you made any subordinated loan to any member firm of the NASD?

Yes No

If the answer is “Yes,” please set forth the details of such loan, including the original amount(s), date(s), interest rate(s), other material terms, and amount(s) outstanding as of March 1, 2006.

(d)	Are you aware of any holder of securities of the Company or any subsidiary, other than the officers and directors of the Company, who is, or directly or indirectly is an affiliate or associate of, a member firm of the NASD?

Yes No
                    If the answer is “Yes,” please set forth below the name of such person, the number and class of securities held, the date such securities were acquired, the price paid, and the nature of the affiliation or association (all to the extent known to you).
6.	Please list the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, as of March 1, 2006, by the persons named below (other than any shares which the persons named below have the right to acquire through the exercise of any option, warrant, or other right or the conversion of a security). Please note that the answers stated below should include the shares listed in Question 4. [Source: Form S-3 Item 7; Reg. S-K Item 507].

Person	Number of Shares Beneficially Owned
Selling Securityholder

Selling Securityholder’s spouse*

Selling Securityholder’s minor children*

Any other relative of Selling Securityholder or of Selling Securityholder’s spouse who shares Selling Securityholder’s home (naming each such relative)*

Any other associate of Selling Securityholder (naming each such associate)

* Please refer to the definition of beneficial ownership in the Appendix regarding the views of the Securities and Exchange Commission and some courts with respect to securities held by family members.

7.	Please list below the indicated information concerning any option, warrant, or other right to acquire, or any security convertible into, shares of Common Stock of the Company, or of any subsidiary of the Company, or any stock appreciation or similar right, beneficially owned, directly or indirectly, as of March 1, 2006, by each person listed in Question 6. Please list each option, warrant, right, or convertible security separately. [Source: Form S-3 Item 7; Reg. S-K Item 507].

Description
	of Option,	Number of Shares
	Warrant,	which may be
	Right, or	Acquired on	Exercise or	Date First
	Convertible	Exercise or	Conversion	Exercisable or	Termination
Person	Security	Conversion	Price	Convertible	Date

8.	Was any security included in answer to Question 6 or 7 because the beneficial owner had the right to acquire beneficial ownership pursuant to the power to revoke, or the automatic termination of, a trust, discretionary account, or similar arrangement?
Yes                                No
               If the answer is “Yes,” please set forth the affected number of securities and the details concerning the right to acquire beneficial ownership, including exact dates when the right first comes into existence and number of shares as to which the right relates. [Source: Form S-3 Item 7; Reg. S-K Item 507].
9.	Do you know of any person or entity other than such persons or entities listed in the Company’s Proxy Statement for the 2005 Annual Meeting of Shareholders, which owns beneficially (including by virtue of any right to acquire securities) more than 5% of the shares of the outstanding Common Stock of the Company?
Yes                                No
               If the answer is “Yes,” please state the name of such person or entity, identify the class of voting security, state the number of shares beneficially owned, and provide details concerning any right to acquire beneficial ownership. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of the Company, such partnership, syndicate, or group must be considered as one “person.” [Source: Form S-3 Item 7; Reg. S-K Item 507].
10.	As to the securities indicated as being beneficially owned in answer to Question 6, 7, 8, or 9, does any person other than the person identified as the beneficial owner have
(a)	the sole or shared power to vote or to direct the vote of any of such securities?

Yes No
or
(b)	the sole or shared power to dispose or to direct the disposition of any of such securities?

Yes No
               If the answer is “Yes” to either of the foregoing questions, please set forth below the name and address of each person who has either such power or with whom the indicated beneficial owner shares either such power, together with the number of shares to which such right relates. [Source: Form S-3 Item 7; Reg. S-K Item 507].
11.	Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the Selling Securityholder) now has, proposes to have, or has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years. [Source: Form S-3 Item 7; Reg. S-K Item 507].

State any exceptions here:

12.	Except as set forth below, when distributed pursuant to the Registration Statement, the Selling Securityholder (including its donees or pledgees) intends to distribute its registrable securities listed above in Question 3 only as follows (if at all): (1)·On any national securities exchange or quotation service at which our Common Stock may be listed or quoted at the time of sale; (2) In the over-the-counter market; (3) In private transactions; (4) Through options; (5) By pledge to secure debts and other obligations; (6) In ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases; (7) In block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (8) Through purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (9) In settlement of short sales; (10)Through the sale of a specified number of shares at a stipulated price per share by agreement between broker-dealers and the selling shareholders; (11) or a combination of any of the above methods. [Source: Form S-3 Item 8; Reg. S-K Item 508].

State any exceptions here:

13.	Do you intend to sell any shares of Common Stock pursuant to a registration statement other than the Registration Statement to which this questionnaire relates?

Yes No
If the answer is “Yes,” please state the number of shares of Common Stock, the expected manner of sale, and the estimated date of the sale.
14.	Did you pay any premium on any insurance policy obtained in connection with the proposed offering which insures or indemnifies directors or officers of the Company against any liability they may incur in connection with the registration, offering, or sale of the Common Stock to be registered?

Yes No
If the answer is “Yes,” please state the premium paid. [Source: Form S-3 Item 14; Reg. S-K Item 5011 Instr.].

THE REMAINING QUESTIONS NEED ONLY BE ANSWERED IF YOU BELIEVE YOU
MAY BENEFICIALLY OWN 5% OR MORE OF THE COMPANY’S SHARES OF COMMON
STOCK. IF YOU DO NOT NEED TO ANSWER THE FOLLOWING QUESTIONS, PLEASE
TURN TO THE FINAL PAGE OF THIS QUESTIONNAIRE.
15.	Please describe any transaction since January 1, 2003, or any proposed transaction to which the Company or any subsidiary was, is, or is to be a party and in which
               (a) you,
               (b) any immediate family member, or
               (c) any firm, corporation, or other entity in which you or any immediate family member had, have, or will have a position or relationship had, have, or will have any direct or indirect interest, and indicate the nature and amount of such interest and the amount of such transaction.
               This question applies to any transaction with the Company or any subsidiary, whether or not in the ordinary course of business, other than transactions which arise solely out of a person’s status with respect to the Company or to a subsidiary and such person receives no extra or special benefit (e.g., dividends in the case of a stockholder or salaries or stock options in the case of a director, officer, or employee). [Source: Form S-3 Item 7; Reg. S-K Item 507].
16.	Do you know of any arrangement whereby more than 5% of the shares of the outstanding Common Stock of the Company is held or is to be held subject to any voting trust or similar agreement?

Yes No

If the answer is “Yes,” please describe such arrangement.

The answers I have supplied to the questions in this questionnaire are true, complete, and correct to the best of my knowledge after reasonable inquiry. I will promptly notify Jeffrey A. Whitnell, the Company’s Chief Financial Officer, if any event of which I become aware should occur between now and the termination of the distribution of securities pursuant to the proposed public offering that would cause the answer to any question to change or cause the Registration Statement to contain a misrepresentation or omission of a material fact.
By signing below, the undersigned consents to the disclosure of the information contained herein, and in any corrected, amended or supplemental responses thereto, and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
By signing below, the undersigned acknowledges and agrees to maintain any information it receives from the Company relating to the Registration Statement or the related prospectus, or any amendment or supplement thereto, including drafts and copies thereof, confidential, and that it will not trade in the Company’s common stock based upon such information between the date any information it receives from the Company relating to the Registration Statement or the related prospectus, or any amendment or supplement thereto, including drafts and copies thereof, is provided to it and 72 hours after the date the Registration Statement or the applicable amendment or supplement thereto is filed with the SEC.

Date:

By:

Its:

PLEASE RETURN THE COMPLETED AND EXECUTED QUESTIONNAIRE TO:
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, IL 60089
Attention: CFO
Fax: 847.279.6123
Email: jeff.whitnell@akorn.com
with a copy to:
Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101
Attention: Edwin Astudillo
Fax: 619.645.5397
Email: eastudillo@luce.com

APPENDIX
Affiliate–An “affiliate” of a specified person is a person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
Associate–The term “associate” means (1) any corporation or organization (except the Company and subsidiaries) of which you are an officer or partner, or of which you are, directly or indirectly, the owner beneficially of 10% or more of any class of equity securities, (2) any trust or other estate in which you have a beneficial interest or as to which you serve as trustee or in a similar fiduciary capacity, or (3) your spouse, or any relative of yours or of your spouse who shares your home or who is a director or officer of the Company or of any subsidiary.
Beneficially–The term “beneficially” as applied to an interest in securities describes any interest in the securities in question which entitles you to any of the rights or benefits of ownership, even though you are not the holder or owner of record. Interests in securities held in an estate, trust, or partnership, or by a nominee, are examples of beneficial interests.
If you have any contract, understanding, relationship, agreement, or other arrangement with any other person with respect to securities, pursuant to which you obtain benefits substantially equivalent to the ownership of securities, you should consider such securities as “beneficially owned” by you. For purposes of this questionnaire, you will be regarded as having benefits substantially equivalent to ownership of securities if:
     (a) directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise you have or share: (i) voting power, which includes the power to vote, or to direct the voting of, the security; or (ii)investment power, which includes the power to dispose of, or to direct the disposition of, the security; or
     (b) you have the right to acquire beneficial ownership of the security, including but not limited to any right to acquire: (i) through the exercise of any option, warrant, or right; (ii) through the conversion of a security; (iii) pursuant to a power to revoke a trust, discretionary account, or similar arrangement; or (iv) pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; or
     (c) you can apply income from securities to meet expenses which you otherwise would meet from other sources.
You are also considered to be the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement, or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of such security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements pf Section 13(d) or 13(g) of the Securities Exchange Act. If you have any reason to believe that any interest you have in securities, however remote, might be described as a beneficial interest, please describe such interest.
The Securities and Exchange Commission has taken the view, with which some courts have agreed, that a person may be regarded as the beneficial owner of securities held in the name of the person’s spouse, minor children, or other relatives of the person or the person’s spouse who share the person’s home, if such relationship results in such person obtaining benefits substantially equivalent to ownership of such securities. We will assume, however, that you do not consider that you beneficially own any securities you list in answer to Questions 1, 2, and 3 as being owned by such persons. If you do consider that you are the beneficial owner of such securities, please list them as being owned by both you and such other person, and indicate that such securities are listed more than once.
Immediate Family Member–The term “immediate family member” includes your spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.
Subsidiary–The term “subsidiary” includes: Akorn (New Jersey), Inc.

Exhibit B-3
AKORN, INC.
CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, FOUNDATION AND JOINT INVESTORS
          If the investor is a corporation, partnership, trust, pension plan, foundation, joint Investor (other than a married couple) or other entity, an authorized officer, partner, or trustee must complete, date and sign this Certificate.
CERTIFICATE
          The undersigned certifies that the representations and responses below are true and accurate:
          (a) The investor has been duly formed and is validly existing and has full power and authority to invest in the Company. The person signing on behalf of the undersigned has the authority to execute and deliver the Securities Purchase Agreement on behalf of the Investor and to take other actions with respect thereto.
          (b) Indicate the form of entity of the undersigned:
               ___ Limited Partnership
               ___ General Partnership
               ___ Corporation
          ___ Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor):

(Continue on a separate piece of paper, if necessary.)
          ___ Other type of Trust (indicate type of trust and, for trusts other than pension trusts, name the grantors and beneficiaries):

(Continue on a separate piece of paper, if necessary.)
          ___ Other form of organization (indicate form of organization (___).
          (c) Indicate the approximate date the undersigned entity was formed: ___.

          (d) In order for the Company to offer and sell the Units in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

___	1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

___	2. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

___	3. An insurance company as defined in Section 2(13) of the Securities Act;

___	4. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

___	5. A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

___	6. A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

___	7. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

___	8. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

___	9. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

___	10. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Exchange Act;

___	11. An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies:

(Continue on a separate piece of paper, if necessary.)
               Please set forth in the space provided below the (i) states, if any, in the U.S. in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) state(s), if any, in which you are incorporated or otherwise organized and (iii) state(s), if any, in which you pay income taxes.

Dated: ___________________________________________________________, 2006

Name of investor

Signature and title of authorized officer, partner or trustee

Exhibit C
OPINION OF COMPANY CORPORATE COUNSEL

Exhibit C-1
FORM OF LUCE FORWARD OPINION

DRAFT
THE FOLLOWING IS A DISCUSSION DRAFT OF AN OPINION BEING CONSIDERED FOR ISSUANCE BY LUCE, FORWARD, HAMILTON & SCRIPPS LLP. ISSUANCE OF ANY FINAL OPINION IS SUBJECT TO: (A) SATISFACTION OF ALL NECESSARY TRANSACTION CONDITIONS; (B) SATISFACTORY COMPLETION OF ALL NECESSARY DUE DILIGENCE INQUIRIES; (C) REVIEW OF FINAL DRAFTS OF DOCUMENTS OPINED UPON; (D) CONSENT BY THE FIRM’S CLIENT; AND (E) REVIEW AND FORMAL APPROVAL OF THE FINAL OPINION BY AUTHORIZED MEMBERS OF THE FIRM. THIS DRAFT HAS NOT BEEN APPROVED FOR ISSUANCE AS A FINAL OPINION.
March ____, 2006
To the Investors (as defined in the Securities Purchase Agreement (as defined below))
c/o Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
     Re: Offering of Common Stock and Warrants of Akorn, Inc.
Ladies and Gentlemen:
We have acted as counsel to Akorn, Inc., a Louisiana corporation (“Akorn”), and special counsel to Akorn (New Jersey), Inc., an Illinois corporation (“Akorn-NJ” and together with Akorn, the “Companies”), for the purpose of rendering certain opinions, set forth herein, in connection with the offering (the “Offering”) by Akorn in a private placement to certain accredited investors (each, an “Investor”) of an aggregate of (i) 4,311,669 shares of Akorn’s common stock, no par value (“Common Stock”), and (ii) warrants to purchase shares of Akorn’s Common Stock (“Warrants”). Akorn has engaged Banc of America Securities LLC (the “Placement Agent”) as placement agent for the Offering on a “best efforts” basis. This opinion letter is being delivered pursuant to Section 2.2 (iii) of the Securities Purchase Agreement (as defined below).
We understand that in this transaction, and in the review and acceptance of this opinion letter, you are represented by independent counsel of your choosing with expertise in the relevant subject matter.
1.	Factual Examination.
1.1	Documents

          (a) Transaction Documents. In connection with this opinion, we have examined and relied upon copies of the following documents (collectively, the “Transaction Documents”):
               (i) Securities Purchase Agreement dated March 1, 2006 executed by Akorn and each Investor (the “Securities Purchase Agreement”);
               (ii) Form of Warrant to be executed by Akorn with respect to each Investor (the “Warrant”); and
               (iii) Placement Agent Letter dated February 1, 2006 executed by Akorn and the Placement Agent (the “Placement Agent Letter”).
          (b) Company Documents. In connection with this opinion we have also examined and relied upon the following documents (collectively, the “Company Documents”):
               (i) Restated Articles of Incorporation of Akorn as certified by the Louisiana Secretary of State as of February 21, 2006 (“Akorn Articles”);
               (ii) Articles of Incorporation of Akorn-NJ, certified by the Illinois Secretary of State as of February 21, 2006 (“Akorn-NJ Articles”);
               (iii) Amended and Restated Bylaws of Akorn, as certified by the Secretary of Akorn (“Akorn Bylaws”);
               (iv) Bylaws of Akorn-NJ, as certified by the Secretary of Akorn-NJ (“Akorn-NJ Bylaws”);
               (v) Certificate of Good Standing from the Louisiana Secretary of State for Akorn dated February 21, 2006;
               (vi) Certificate of Good Standing from the Illinois Secretary of State for Akorn-NJ dated February 21, 2006;
               (vii) Certificate of Good Standing from the Illinois Secretary of State for Akorn dated February 21, 2006;
               (viii) Short Form Standing Certificate from the Treasurer of New Jersey for Akorn-NJ dated February 22, 2006;
               (ix) Certificate of Officers of Akorn dated March ___, 2006 (“Akorn Officers’ Certificate”);
               (x) Certificate of Officers of Akorn-NJ dated March ___, 2006 (“Akorn-NJ Officers’ Certificate” and together with the Akorn Officers’ Certificate, the “Officers’ Certificates”);

               (xi) Certificate of Secretary of Akorn dated March ___, 2006 (“Akorn Secretary’s Certificate”);
               (xii) Certificate of Secretary of Akorn-NJ dated March ___, 2006 (“Akorn-NJ Secretary’s Certificate” and together with the Akorn Secretary’s Certificate, the “Secretaries’ Certificates”);
               (xiii) Resolutions of the Board of Directors of Akorn dated February 28, 2006, as certified by the Secretary of Akorn;
               (xiv) the Stock Ledger of Akorn-NJ, as certified by the Secretary of Akorn-NJ (the “Stock Ledger”); and
               (xv) Akorn’s Annual Report on Form 10-K for the period ended December 31, 2004, filed on March 31, 2005 (“Form 10-K”), and Akorn’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, filed on November 7, 2005 (“Form 10-Q”), with the Securities and Exchange Commission (the “SEC”).
1.2	Scope of Inquiry; Certain Assumptions.
          (a) For purposes of this opinion, we have examined only the Transaction Documents and the Company Documents. We have assumed the correctness of all factual matters set forth therein. We have not conducted any: (i) investigation or examination of factual matters; (ii) investigation or examination of the title to, or nature or extent of, any real or personal property, or inspection of any such property; or (iii) docket or other search of the records of any court, administrative tribunal, recording or filing office, or other public entity.
          (b) In rendering this opinion, we have assumed: (i) the genuineness of all signatures (if any) on all documents reviewed by us; (ii) that the Transaction Documents have been executed by Akorn and delivered by Akorn to the Placement Agent and/or Investors, as applicable; (iii) that the Transaction Documents have been or will be duly authorized, executed, and delivered by and on behalf of all the parties thereto and will be the legal, valid and binding obligations of all the parties (other than Akorn) once executed and delivered; (iv) the conformity to authentic original documents of all documents submitted to us as copies; (v) that the copies of the Transaction Documents and the Company Documents provided to us are complete and correct copies which conform to authentic original documents, and contain the entire agreement of the parties thereto, that there are no other documents or oral agreements or other circumstances that would in any way alter the provisions of the Transaction Documents and/or the Company Documents, and that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect thereto; (vi) that each natural person executing or who has executed the Transaction Documents or the Company Documents is or was competent to do so; (vii) that receipt of a facsimile copy or other electronic or physical copy of Akorn’s signature pages to the Transaction Documents which contain the signature of Akorn’s respective authorized officers shall constitute due execution of the Transaction Documents; (viii) that the act of faxing copies of Akorn’s duly executed signature pages to the Transaction Documents to the Investor’s independent counsel shall constitute delivery of the Transaction Documents; (ix) the accuracy, completeness and authenticity of all certificates on which we have relied, and that any such certificates dated as of an earlier date are still accurate as of the date hereof; (x) that Akorn has filed all required franchise tax returns, if any, and paid all required taxes, if any, under the applicable statutes and under any other applicable governmental rule; (xi) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the laws which are the subject of this opinion letter, as set forth in Section 4, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in the State of California, and are in a format that makes legal research reasonably feasible; (xii) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the jurisdiction(s) whose laws are the subject of this opinion letter, as set forth in Section 4, has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (xiii) Akorn will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to the performance of the Transaction Documents; and (xiv) all parties to the Transaction Documents will act in accordance with, and will refrain from taking action that is forbidden by, the terms and conditions of the Transaction Documents.
          (e) In rendering the opinions set forth in Paragraphs 2.1 and 2.2, we have relied exclusively with your permission upon the Officers’ Certificate and certificates referred to in Sections 1.1(b)(v-viii).
          (f) We have also assumed: (i) that the Placement Agent and the Investors (collectively, the “Other Parties”), if applicable, are duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) that each of the Other Parties is fully authorized and qualified under its charter, organizational documents and all applicable laws and regulations of the jurisdiction of its formation to transact business generally and to purchase stock and enter into transactions of the nature provided for in the Transaction Documents; (iii) if required by California law or the law of any other jurisdiction because of its connection to this transaction, that each of the Other Parties is properly qualified to do business within the State of California and each such other jurisdiction; (iv) that each of the Other Parties has the organizational power and authority to execute, deliver and carry out the terms of the Transaction Documents and has duly and validly authorized the execution, delivery and performance by it of the Transaction Documents to which each of the Other Parties is a party; (v) that the execution, delivery and performance of the Transaction Documents by each of the Other Parties will not violate any law, rule, regulation, writ or order to which it is subject; (vi) that each of the Other Parties has extended consideration and value under the Transaction Documents to which it is a party; and (vii) that all other conditions precedent to the execution, effectiveness and performance under the Transaction Documents to which each of the Other Parties is subject or by which each of the Other Parties is benefited have been or will be satisfied or waived and that each of the Other Parties will fulfill its obligations under the Transaction Documents to which it is a party.
          (g) We have also assumed: (i) that Akorn is and was at all relevant times a legal entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, with full power, authority and legal capacity to execute, deliver and perform its obligations under the Transaction Documents to which it is or is to become a party, and to own, lease and operate its properties and to carry on its business as now conducted; (ii) the individuals executing the Transaction Documents on behalf of Akorn have been duly authorized and empowered to do so; (iii) all of the outstanding shares of capital stock of Akorn has been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any enforceable preemptive or similar rights granted by law; (iv) Akorn’s execution, delivery and performance of the Transaction Documents and the actions required thereunder do not and will not result in the violation of any existing Louisiana corporate law; (v) no consent approval, authorization or order of, or registration or filing with any Louisiana corporate governmental authority is required by Akorn for the performance of its obligations at the closing of transactions contemplated by the Transaction Documents as may be required under the state securities or blue sky laws governing the purchase and distribution of securities; and (vi) that the Transaction Documents do not and at all relevant times did not violate any provision of Akorn’s organizational documents or otherwise cause a default under any document or agreement to which Akorn is or was a party. We understand that you will be receiving or have received an opinion from independent counsel for Akorn with regard to the above matters related to Akorn.
          (h) Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it means that: (i) we have conducted no independent investigation of the matters set forth in connection therewith; (ii) we have not conducted a litigation search or other search or investigation with respect to any pending items of litigation or orders or decrees; (iii) with respect to factual matters we have relied solely upon the statements, representations and warranties set forth in the Officers’ Certificates and Transaction Documents; (iv) by your acceptance of this opinion letter you acknowledge that you have also relied upon certifications of Akorn or other due diligence conducted by you and you have not relied solely on this opinion letter as to such matters; and (v) no inference as to our knowledge of the existence or absence of facts or other matters is to be drawn from the fact of our representation or any other matter; but that, during and in the course of our representation of Akorn in connection with this transaction, no information has come to the attention of the attorneys who rendered legal services in connection with that representation (namely, Kurt L. Kicklighter, Jason A. Femrite and Chad R. Ensz) as of the date hereof which gives us current actual knowledge to the contrary.
2. Opinion. On the basis of the foregoing, but subject to the additional qualifications, assumptions and limitations set forth below, we are of the opinion that, as of the date hereof:
     2.1 Based solely upon the good standing certificate referred to in Section 1.1(b)(vii) above, Akorn is duly qualified to do business and is in good standing as a foreign corporation in Illinois.
     2.2 Based solely upon the Akorn-NJ Articles and the good standing certificate referred to in Section 1.1(b)(vi) above, Akorn-NJ was incorporated under the laws of the State of Illinois on June 3, 1999, and is validly existing and in good standing under the laws of the State of Illinois. Based solely upon the short form standing certificate referred to in Section 1.1 (b) (viii) above, Akorn-NJ is duly qualified to do business and is in good standing as a foreign corporation in the State of New Jersey.

     2.3 Akorn-NJ has the corporate power and corporate authority under the Illinois Business Corporation Act to own, pledge, mortgage and operate its properties, to lease any properties it operates under lease and to conduct its business as described in the Form 10-K.
     2.4 The authorized capital stock of Akorn consists of one hundred fifty million (150,000,000) shares of common stock, no par value per share, and five million (5,000,000) shares of Preferred Stock, $1.00 par value per share. Akorn has not issued any capital stock since November 7, 2005, the date on which the Form 10-Q was filed with the SEC, other than as disclosed in or contemplated by any materials filed in the twelve months preceding the date hereof by Akorn with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), including exhibits incorporated by reference to previous filings, whether or not required (the foregoing materials collectively referred to herein as “SEC Reports”).
     2.5 Based solely upon our review of the Stock Ledger and Akorn-NJ Officers’ Certificate, Akorn is the holder of record of 100% of the issued and outstanding shares of common stock of Akorn-NJ. All of the issued and outstanding shares of common stock of Akorn-NJ are, to our knowledge, (i) validly issued, fully paid and non-assessable, and (ii) were not issued in violation of or subject to any preemptive or similar rights.
     2.6 Upon execution and delivery, each of the Transaction Documents executed by Akorn will constitute the legal, valid and binding obligation of Akorn, enforceable against Akorn in accordance with its terms.
     2.7 The execution, delivery, performance of, and compliance with the Transaction Documents by Akorn and the consummation by Akorn of the transactions contemplated by such agreements do not and will not either by itself or upon notice or the passage of time or both (i) to our knowledge, (A) result in any violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or lease or other instrument to which Akorn is a party which is attached as an exhibit to Form 10-K or any Current Report on Form 8-K filed by Akorn subsequent to the filing of the Form 10-K, or (B) result in the creation of any lien, security interest or encumbrance on the assets or properties of Akorn pursuant to, any contract, agreement, instrument, judgment or decree binding upon Akorn which, individually or in the aggregate, would have a material adverse effect on the business, assets, financial condition, prospects or results of operation of Akorn, (ii) assuming compliance with all applicable federal and state securities laws, result in a violation of any federal law, rule or regulation to which Akorn is subject, or by which any property or asset of Akorn is bound or affected, or (iii) result in any violation of any order, judgment, injunction or decree of which we have knowledge of any court or governmental authority.
     2.8 No approval, authorization, consent, registration, or filing with any federal court, regulatory, administrative or other governmental body is required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except which have been received, and except under the Securities Act, and such as may be required under applicable “Blue Sky” laws in connection with the issuance of the shares of Common Stock, the Warrants, the shares of Common Stock underlying the Warrants, or the shares of Common Stock issued as Replacement Common Stock (as defined in Section 6.1 of the Securities Purchase Agreement) (collectively, the “Securities”).
     2.9 To our knowledge, except as disclosed in the SEC Reports, there are no actions, suits or proceedings pending or threatened against or affecting Akorn, in any court of law or in equity, or before any arbitrator, administrative agency or other governmental authority, which challenge the validity of any action taken or to be taken by Akorn pursuant to the Transaction Documents or the transactions contemplated thereby.
     2.10 To our knowledge, there are no agreements or arrangements, which have not been waived or complied with, under which Akorn is obligated to register the sale of any of its securities under the Securities Act because of the transactions contemplated by the Transaction Documents, except as contained in the Transaction Documents.
     2.11 Assuming the accuracy of the representations and warranties of Akorn set forth in Section 3.1 of the Securities Purchase Agreement and of the Investors in Section 3.2 of the Securities Purchase Agreement, the offer, issuance and sale of the Securities are exempt from the registration requirements of the Securities Act.
3. Qualifications, Assumptions and Limitations. Our opinion above is subject to and limited by the following qualifications, assumptions and limitations, in addition to those set forth elsewhere in this letter:
     3.1 The effect of bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, assignment for the benefit of creditors, fraudulent conveyance or transfer, marshaling and other laws relating to or affecting the rights and remedies of creditors generally.
     3.2 The effect of general principles of equity, whether considered in a proceeding in equity or at law, including concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought, and including limitations of law or equity upon the availability of specific enforcement, injunctive relief, other equitable remedies or any particular remedy at law.
     3.3 The unenforceability or ineffectiveness under certain circumstances of contractual provisions relating to: severability; self-help; summary remedies without notice or opportunity for hearing or correction; penalties, forfeitures, late payment charges, increased interest rates upon default, liquidated damages, prepayment charges and acceleration of future amounts due (other than principal) without appropriate discount to present value (and in connection with these matters we also draw your attention to the provisions of California Civil Code § 1671 (liquidated damages); attorneys’ fees to the extent inconsistent with California Civil Code Section 1717; indemnity and release, limitations upon liability, exculpation and related provisions, to the extent contrary to public policy or prohibited by law or providing for indemnity, release, limitations upon liability or exculpation of a party against or with respect to its own wrongful or negligent acts; cumulation, election or non-exclusivity of remedies, or non-waiver of remedies by a failure or delay of exercise; waiver of defense, setoff, counterclaim, recoupment or marshaling rights; integration, and ineffectiveness of oral modifications; restraints on trade; survival of terms, provisions or agreements after termination of agreements or satisfaction of obligations; or waiver or relinquishment of (i) broadly or vaguely stated rights, (ii) unknown future rights or defenses, (iii) defenses to obligations, including, but not limited to, statutes of limitation, rights of redemption, notices of acceleration and default, or (iv) the benefits of statutory, regulatory or constitutional law or other rights granted by law, where any of the foregoing is contrary to public policy or otherwise prohibited, limited or made unenforceable by law.
     3.4 The unenforceability of contractual provisions or contracts found by a court to be or to have been unconscionable or against public policy.
     3.5 The assumption that all rights and remedies under the Transaction Documents will be enforced in good faith and in a commercially reasonable manner and in accordance with applicable California law, notwithstanding any contrary provision in the Transaction Documents, which contrary provisions may be unenforceable.
     3.6 We advise you that an opinion as to enforceability of remedies means only that some remedies are available under the agreement in question, and not necessarily that every provision in the agreement will be enforced by a court in all circumstances.
     3.7 We render no opinion as to the effect on the enforceability of rights and/or remedies under the Transaction Documents or the enforcement of rights and/or remedies of the Transaction Documents under the laws of states or other jurisdictions other than California.
     3.8 We express no opinion as to the enforceability of any provision relating to: (a) consent to, establishment of, or waiver of objections to, jurisdiction or venue; (b) choice of law; (c) mandatory arbitration; (d) consent to, waiver of, establishment of a method for, or irrevocable appointment of an agent for, service of process; (e) waiver of rights to attack or appeal a judgment; (f) establishment of, changes in, or waiver of, measures or methods of proof or rules of evidence or judicial or arbitration procedure; or (g) waiver of jury trial.
     3.9 We express no opinion as to (a) your compliance with any state or federal law, rule or regulation that may, because of the nature of your business, be applicable to the Offering; (b) compliance with or the effect of any federal or state laws, rules or regulations applicable to Akorn or Akorn-NJ by virtue of the nature or extent of the business or operations of Akorn or Akorn-NJ or their affiliates, including any state or federal pharmaceutical or drug-related laws, rules or regulations; (c) the accuracy or effect of any matter of fact set forth in the Transaction Documents, except to such extent that any such matter is also set forth as part of our opinion above; (d) compliance with or the effect of any (i) income or franchise tax or other laws, rules or regulations relating to taxation, (ii) export control, trade regulation or antitrust laws, (iii) Federal Reserve Board margin regulations, (iv) pension and employee benefit laws and regulations, (v) laws and regulations on filing and notice requirements such as Hart-Scott-Rodino and Exon-Florio, (vi) fiduciary duty requirements, (vii) statutes, ordinances, administrative decisions, and rules and regulations of counties, towns, municipalities and special political subdivisions, and judicial decisions to the extent that they deal with any thereof, (viii) racketeering laws and regulations and criminal and civil forfeiture laws, and other laws of general application providing for criminal prosecution, (ix) health and safety laws and regulations, or (x) labor laws and regulations; (e) any documents (including exhibits to the Transaction Documents) or the effect thereof other than the enumerated Transaction Documents, or (f) the effect of laws relating to permissible rates of interest.
     3.10 Our opinion set forth in Section 2.7 is based upon our consideration of only those statutes, rules and regulations known to us which, in our experience, are normally applicable to companies in transactions such as those contemplated by the Transaction Documents.
     3.11 In rendering the opinions set forth in Section 2.5 relating to the fully paid status of the issued and outstanding shares of capital stock of Akorn-NJ, we have relied, without independent verification, solely on the Akorn-NJ Officers’ Certificate to the effect that Akorn-NJ has received the full consideration approved by the Board of Directors for all issued shares of the capital stock of Akorn-NJ.
     3.12 In rendering the opinion set forth in Section 2.5 relating to the validity of the issuance of the issued and outstanding capital stock of Akorn-NJ, we have relied, without further investigation, solely on our review of the Stock Ledger provided to us by Akorn-NJ and statements in the Akorn-NJ Officers’ Certificate relating to the capitalization of Akorn-NJ.
     3.13 We express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination.
     3.14 In rendering the opinion expressed in Section 2.10 relating to obligations to register the sale of any of Akorn’s other securities because of the transactions contemplated by the Transaction Documents, we have assumed that notice of the registration statement to be filed in connection with the Transaction Documents has been or will timely be sent to (i) the Holders of Registrable Securities (as those terms are defined in the Registration Rights Agreement between Akorn and certain purchasers, dated October 7, 2003); (ii) AEG Partners LLC (“AEG”), in connection with the Warrant Purchase and Registration Agreement between Akorn and AEG, dated June 18, 2003; (iii) the John N. Kapoor Trust Dated September 20, 1989 (the “Trust”), in connection with the Registration Rights Agreement between Akorn and the Trust, dated July 12, 2001; and (iv) the Trust, in connection with the Stock Registration Rights Agreement between Akorn and the Trust, dated November 15, 1990.
4. Laws Relevant to Opinion; Matters Post-Dating Opinion
     4.1 This opinion letter relates solely to the laws of the State of California (other than laws relating to conflicts or choice of law and applicable federal law in effect on the date hereof (but subject, however, to the exclusion of certain laws as set forth elsewhere herein). Other than with respect to our opinions referenced in Sections 2.2 and 2.3 (implicating Illinois general corporation law), we have not examined and do not opine with respect to the applicability or effect of any other laws.
     4.2 We have assumed, but do not opine, that the Transaction Documents are governed entirely by and would be interpreted and enforced under the internal laws of the State of California, without regard to principles of conflict of laws. We express no opinion as to which state’s law governs any aspect of any Transaction Document. We call your attention to the fact that some of the Transaction Documents provide that they are governed by the laws of a state or states other than California. We express no opinion as to the effect of such provisions or such laws. In light of such provisions, however, we advise you that California law may not apply. We also advise you that to the extent that the Transaction Documents are not legal, valid, binding and enforceable in accordance with the laws of the state(s) referred to therein, they may not be legal, valid, binding and enforceable in, or under the laws of, the State of California.
     4.3 We express no opinion with respect to laws becoming effective after the date hereof. This opinion relates only to matters as of the date hereof, and we express no opinion with respect to any transaction, transfer, conveyance, obligation or performance occurring after the date hereof. We disclaim any obligation to advise you of any events occurring or coming to our attention or any developments in areas covered by this opinion that occur after the date of this opinion.
5. Use and Reliance
This opinion is provided at your request and solely to you for use in connection with the Offering. This opinion may not be relied upon or used by any other person or for any other purpose, nor may it be exhibited, quoted from or referred to, or copies delivered to any other person, without our prior written consent.
Very truly yours,
Luce, Forward, Hamilton & Scripps LLP
LFHS/KLK

Exhibit C-2
FORM OF JONES WALKER OPINION

March ___, 2006
To the Investors (as defined in the Securities Purchase Agreement (as defined below))
c/o Bank of America Securities LLC
9 West 57th Street
New York, NY 10019
Banc of America Securities LLC
9 West 57th Street
New York, NY 10019
     Re: Offering of Common Stock and Warrants of Akorn, Inc.
Ladies and Gentlemen:
     We have acted as special Louisiana counsel to Akorn, Inc., a Louisiana corporation (“Akorn”), for the limited purpose of rendering certain opinions as to matters of Louisiana law set forth below in connection with the offering (the “Offering”) by Akorn in a private placement to certain accredited investors (each, an “Investor”) of an aggregate of (i) up to 10,000,000 shares of Akorn’s common stock, no par value (“Common Stock”), and (ii) warrants to purchase shares of Akorn’s Common Stock (“Warrants”). Akorn has engaged Banc of America Securities LLC (the “Placement Agent”) as placement agent for the Offering on a “best efforts” basis. This opinion letter is being delivered pursuant to Section 2.2 (iii) of the Securities Purchase Agreement (as defined below). Capitalized terms used but not defined herein have the meanings given to them in the Securities Purchase Agreement.
     In connection with rendering these opinions, we have examined and relied upon photocopies or electronically transmitted copies of the following documents (collectively, the “Transaction Documents”):
     Securities Purchase Agreement dated ___ 2006, executed by Akorn and each Investor (the “Securities Purchase Agreement”);

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February 23, 2006

     Form of Warrant to be executed by Akorn with respect to each Investor pursuant to the Securities Purchase Agreement (the “Warrant”); and
     Placement Agent Letter dated February 1, 2006 executed by Akorn and the Placement Agent (the “Placement Agent Letter”).
     In connection with rendering these opinions we have also examined and relied upon photocopies or electronically transmitted copies of the following documents (collectively, the “Company Documents”):
     Restated Articles of Incorporation of Akorn as certified by the Louisiana Secretary of State as of ___, 2006 (“Akorn Articles”);
     Amended and Restated Bylaws of Akorn, as certified by the Secretary of Akorn (“Akorn Bylaws”);
     Certificate of Good Standing from the Louisiana Secretary of State for Akorn dated February 22, 2006;
     Certificate of Officers of Akorn dated ___, 2006 (“Akorn Officers’ Certificate”);
     Certificate of Secretary of Akorn dated ___, 2006 (“Akorn Secretary’s Certificate”);
     Resolutions of the Board of Directors of Akorn dated ___, 2006, as certified by the Secretary of Akorn;
     Akorn’s Annual Report on Form 10-K for the period ended December 31, 2004, filed on March 31, 2005 (“Form 10-K”).
     For purposes of these opinions, we have examined only the Transaction Documents and the Company Documents. We have assumed the correctness of all factual matters set forth in the Transaction Documents and the Company Documents, and we have conducted no independent investigation or examination of factual matters, including, but not limited to, factual matters contained in representations, warranties and acknowledgments in any documents.
     In rendering these opinions, we have assumed without independent verification (i) the genuineness of all signatures on all documents reviewed by us; (ii) the conformity to authentic original documents of all documents submitted to us as copies; (iii) that the Transaction Documents executed and delivered by the parties today are the same in all respects material to the opinions delivered herein as the versions thereof furnished to us on ___, 2006 by Luce, Forward, Hamilton & Scripps LLP and identified by them as the final execution versions of the Transaction Documents and are complete and correct copies and contain the entire

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agreement of the parties thereto necessary for us to render the opinions contemplated herein, and that there are no other documents nor any oral agreements or other circumstances that would in any way alter or vary the provisions of the Transaction Documents; (iv) that each natural person executing or who has executed the Transaction Documents or the Company Documents is or was competent to do so; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) that the certificates of public officials dated as of an earlier date are still accurate as of the date hereof; (vii) that Akorn has filed all required franchise tax returns, if any, and paid all required taxes, if any, under the applicable statutes and under any other applicable governmental rule; (viii) Akorn will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to the performance of the Transaction Documents; and (ix) all parties to the Transaction Documents will act in accordance with, and will refrain from taking action that is forbidden by, the terms and conditions of the Transaction Documents.
     On the basis of the foregoing, but subject to the additional qualifications and assumptions set forth below, we are of the opinion that, as of the date hereof:
     1. Akorn is a corporation, duly incorporated, validly existing and in good standing under the laws of Louisiana, the state of its incorporation.
     2. Akorn has corporate power and corporate authority to own, lease, license and operate its properties and assets and to conduct its business, as such properties, assets and businesses are described in the Form 10-K.
     3. The authorized capital stock of Akorn consists of one hundred fifty million shares of common stock, no par value per share, and five million shares of preferred stock, $1.00 par value per share. No securities of Akorn are entitled to any enforceable preemptive or similar rights granted by law.
     4. The Common Shares to be sold pursuant to the Purchase Agreement have been duly authorized and, when issued and delivered to the Investors against payment therefor in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable and free of any enforceable preemptive or similar rights granted by law.
     5. Akorn has full corporate power and authority to enter into the Securities Purchase Agreement and the Placement Agent Letter and to issue, sell and deliver the Common Shares to the Investors as provided in the Securities Purchase Agreement.
     6. The Securities Purchase Agreement and the Placement Agent Letter have been duly authorized by Akorn.
     7. Akorn’s execution, delivery and performance of the Securities Purchase Agreement and the Placement Agent Letter do not and will not (i) violate the Articles of Incorporation or Bylaws of Akorn, (ii) result in any violation of any existing Louisiana corporate

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law, applicable to Akorn (assuming compliance with all applicable state securities and blue sky laws).
     8. No consent, approval, authorization or order of, or registration or filing with any Louisiana corporate governmental authority is required on the part of Akorn for the performance by Akorn of its obligations at the closing of the transactions contemplated by the Securities Purchase Agreement, except as may be required under the state securities or blue sky laws governing the purchase and distribution of the Shares in connection with the purchase and sale of the Shares.
     Our opinions above are subject to and limited by the following qualifications and assumptions, in addition to those set forth above:
     (a) This opinion relates solely to the internal laws of the State of Louisiana (other than (i) laws relating to conflicts of law or choice of law, (ii) parish, city or other local laws or ordinances, and (iii) the Louisiana Securities Law) in effect on the date hereof (“Louisiana Law”) and no opinion is given herein as to the effect of any other law.
     (b) The opinions given in paragraphs 4, 5, 7 and 8 above do not address the effect of Section 9 of the Warrants.
     (c) We express no opinion as to (a) your compliance with any state or federal law, rule or regulation that may, because of the nature of your business, be applicable to the Offering; (b) compliance with or the effect of any federal laws, rules or regulations or any state pharmaceutical or drug-related laws, rules or regulations applicable to Akorn by virtue of the nature of extent of the business or operations of Akorn or its affiliates; (c) the accuracy or effect of any matter of fact set forth in the Transaction Documents, except to such extent that any such matter is also set forth as part of our opinion above; (d) compliance with or the effect of any (i) income or franchise tax or other laws, rules or regulations relating to taxation, (ii) export control, trade regulation or antitrust laws, (iii) pension and employee benefit laws and regulations, (iv) laws and regulations on filing and notice requirements such as Hart-Scott-Rodino and Exon-Florio, (v) fiduciary duty requirements, (vi) racketeering laws, and regulations and criminal and civil forfeiture laws, and other laws of general application providing for criminal prosecution, (vii) health and safety laws and regulations, or (viii) labor laws and regulations; or (e) any documents (including exhibits to the Transaction Documents) or the effect thereof other than the enumerated Transaction Documents.
     This opinion is provided at your request and solely to you for use for the purpose expressed in the first paragraph hereof. This opinion may not be relied upon or used by any

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other person or for any other purpose, nor may it be exhibited, quoted from or referred to, or copies delivered to any other person, without our prior written consent.

Exhibit D
PLAN OF DISTRIBUTION
The selling stockholders, and any of their pledgees, assignees and successors-in-interest (including successors by gift, partnership distribution or other non-sale-related transfer effected after the date of this prospectus), may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
          The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.
          The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. The selling stockholders that are also broker-dealers are “underwriters” within the meaning of the Securities Act. LBI Group Inc. and Capital Ventures International, each a selling stockholder, is an affiliate of a broker-dealer. LBI Group Inc. and Capital Ventures International purchased the securities convertible or exercisable into the shares of common stock being offered by it under this prospectus in the ordinary course of business, and at the time of the purchase of such securities that are convertible or exercisable into the shares of common stock being offered for resale under this prospectus, neither LBI Group Inc. nor Capital Ventures International had any agreement or understanding, directly or indirectly, with any person to distribute such securities or the shares of common stock issuable upon conversion or exercise.
          The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
          The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
          The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Exhibit E
COMPANY TRANSFER AGENT INSTRUCTIONS
Computershare Investor Services LLC
2 North LaSalle Street
Chicago, IL 60602
Attention: Ladies and Gentlemen:
          Reference is made to that certain Securities Purchase Agreement, dated as of March 1, 2006 (the “Agreement”), by and among Akorn, Inc., a Louisiana corporation (the “Company”), and the investors named on the Schedule of Investors attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Common Shares”) of Common Stock of the Company, no par value per share (the “Common Stock”), and Warrants (the “Warrants”), which are exercisable into shares of Common Stock.
          This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon transfer or resale of the Common Shares.
          You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s legal counsel that either (i) a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and such confirmation has not been rescinded, or (ii) sales of the Common Shares and the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) either (x) notice from the Company of the surrender of stock certificates for the purpose of having such certificates replaced with certificates which do not bear the restrictive legends pursuant to Section 4.1(c) of the Agreement, or (y) notice from legal counsel to the Company or any Holder that a transfer of Common Shares and/or Warrant Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then, unless otherwise required by law, within three (3) Business Days of your receipt of the notice referred to in (c), you shall issue the certificates representing the Common Shares and the Warrant Shares to the Holders (in the case of (c)(x)) or to the transferees registered in the names of such transferees (in the case of (c)(y)), and such certificates shall not bear any legend restricting transfer of the Common Shares and the Warrant Shares thereby and should not be subject to any stop-transfer restriction, except as set forth in Section 6.5 of the Agreement.
          A form of written confirmation (to be used in connection with any sale) from the Company’s outside legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit A.

          Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.
     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (847) 279-6151.

Very truly yours,

AKORN, INC.

By:

Name: Jeffrey A. Whitenell
Title: Chief Financial Officer
THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this ___ day of ___ 2006
COMPUTERSHARE INVESTOR SERVICES LLC

By:

Name:

Title:

Enclosures

Exhibit A
Form of Written Confirmation
Computershare Investor Services, LLC
2 North LaSalle Street
Chicago, IL 60602
RE: Akorn, Inc.
Ladies and Gentlemen:
We are counsel to Akorn, Inc., a Louisiana corporation (the “Company”), and we understand that each of the investors listed on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Holders”) holds equity securities of the Company as further described on Exhibit A.
In connection with the Company’s obligations under a Securities Purchase Agreement, dated as of ___, 2006, by and among the Company and certain of the Holders (the “Securities Purchase Agreement”), on ___, 2006, the Company filed a Registration Statement on Form S-3 (File No. ___) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities (as defined below), which names the Holders as selling stockholders thereunder.
For purposes of this letter, the term “Registrable Securities” shall mean ___; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Commission, and (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered into an order declaring the Registration Statement effective under the Securities Act at _:00 p.m. PDT on ___, 2006, and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.
Based on the foregoing, we are of the opinion that the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.
Very truly yours,

Exhibit F
FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES FOR WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
Akorn, Inc.
WARRANT

Warrant No. [ ]	Dated: March___, 2006
     Akorn, Inc., a Louisiana corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [___]1 shares of common stock, no par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $5.40 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from 180 days from the date hereof and through and including the date that is five years from the date of issuance hereof (the “Expiration Date”), and subject to the following terms and conditions. This Warrant (this “Warrant”) is one of a series of similar warrants issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such warrants are referred to herein, collectively, as the “Warrants.”
     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.
     2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     3. Registration of Transfers. Subject to the restrictions on transfer set forth on the first page hereof and in Section 16(a) below, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase

[1]	35% warrant coverage

Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
     4. Exercise and Duration of Warrants.
          (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date that is 180 days from the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, provided further that, if on the Expiration date, there is no effective Registration Statement covering the resale of the Warrant Shares, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date. Notwithstanding anything to the contrary herein, the Expiration Date shall be extended for each day following the Effective Date that the Registration Statement is not effective.
          (b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice only if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
     5. Delivery of Warrant Shares.
          (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, which certificate shall bear restrictive legends as required under the Purchase Agreement. The Holder shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. In lieu of delivering physical certificates for the Warrant Shares issuable upon any exercise of this Warrant, provided the Company’s Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, and that any legend upon the certificates for the Warrant Shares shall have been removed pursuant to the Purchase Agreement, upon request of the Holder, the Company shall use commercially reasonable efforts

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to cause its transfer agent to electronically transmit such Warrant Shares by crediting the account of the Holder’s broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time limitations herein as for stock certificates shall apply).
          (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
          (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.
          (d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares; provided, however, that that the Company shall be under no obligation to issue and deliver Warrant Shares to any transferee of Holder if the transferee is an individual or entity to whom the Warrant or Warrant Shares could not be sold under applicable securities laws or an exemption therefrom. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
     6. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may

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be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.
     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
          (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph),

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(iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.
          (c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer approved by the Company’s Board of Directors (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in (a) a “going private” transaction as defined in Rule 13e-3 under the Exchange Act, or (b) an acquisition primarily for cash, or (c) an acquisition, merger or sale with or into a Person not traded on an Eligible Market, then the Company (or any such successor or surviving entity) will redeem this Warrant from the Holder for a purchase price, payable in cash on the closing date of such “going private” transaction, equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the closing date of such “going private” transaction.

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          (d) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
          (e) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
          (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.
          (g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary (other than warrants, options, restricted stock or other stock awards granted to officers, employees or directors of the Company), (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     10. Payment of Exercise Price. The Holder shall pay the Exercise Price by: (i) delivery of immediately available funds, or (ii) notifying the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:	X = the number of Warrant Shares to be issued to the Holder.

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Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.
     For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.
     11. Limitation on Exercise.
          (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation, but in no event later than the Expiration Date. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.
     12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

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     13. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Purchase Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement.
     14. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     15. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
     16. Miscellaneous.
          (a) Subject to the restrictions on transfer set forth on the first page hereof and in this Section 16(a), this Warrant may be assigned by the Holder; provided, however, that that the Holder may not transfer this Warrant to any transferee if such transferee is an individual or entity to whom the Warrant and/or Warrant Shares could not be sold under applicable securities laws or an exemption therefrom. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.
          (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the

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foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.
          (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

AKORN, INC.

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By:

Name:

Title:

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FORM OF EXERCISE NOTICE
(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)
To: Akorn, Inc.
The undersigned is the Holder of Warrant No.                      (the “Warrant”) issued by Akorn, Inc., a Louisiana corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.
     1. The Warrant is currently exercisable to purchase a total of                      Warrant Shares.
     2. The undersigned Holder hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant.
     3. The Holder intends that payment of the Exercise Price shall be made as (check one):

“Cash Exercise” under Section 10

“Cashless Exercise” under Section 10

     4. If the holder has elected a Cash Exercise, the holder shall pay the sum of $                     to the Company in accordance with the terms of the Warrant.
     5. Pursuant to this exercise, the Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.
     6. Following this exercise, the Warrant shall be exercisable to purchase a total of                      Warrant Shares.

Dated:	,	Name of Holder:

(Print)

By:

Name:

Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

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FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                      shares of Common Stock of Akorn, Inc. to which the within Warrant relates and appoints                      attorney to transfer said right on the books of Akorn, Inc. with full power of substitution in the premises.
Dated: _________, ______

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of transferee

In the presence of:

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